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                               TERMS AGREEMENT

                                                                 March 15, 1995


Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, CO 80112

Attn:  Mr. Kevin Coyle

Dear Sirs:

     We (the "Underwriters") understand that Jones Intercable, Inc., a Colorado corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I hereto offer to purchase, severally and not jointly, the principal amounts of such Underwritten Securities set forth opposite their names in such list at 98.25% of the principal amount thereof (plus accrued interest, if any, on the Underwritten Securities from March 23, 1995 to Closing Date). The Closing Date shall be March 23, 1995, at 10 a.m. at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

     The Underwritten Securities shall have the terms set forth in the Prospectus dated July 9, 1993, and the Prospectus Supplement dated March 16, 1995, including the following:

     Title:  9-5/8% Senior Notes Due 2002
     Maturity:  March 15, 2002
     Interest Rate:  9-5/8%
     Interest Payment Dates:  March 15 and September 15
     Redemption Provisions:  Not redeemable prior to maturity
     Public Offering Price: 100.0% of principal amount, plus accrued interest, if any, from March 23, 1995

     All the provisions contained in the document entitled "Jones Intercable, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated March 15, 1995 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein, except as provided for below. Terms defined in the Basic Provisions are used herein as therein defined.


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                                     -2-


     Please accept this offer no later than nine o'clock a.m. on March 16, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

     "We hereby accept your offer, set forth in the Terms Agreement, dated March 16, 1995, to purchase the Underwritten Securities on the terms set forth therein."


                                              Very truly yours,

                                              SALOMON BROTHERS INC
                                              MORGAN STANLEY & CO. INCORPORATED
                                              PAINEWEBBER INCORPORATED

                                              By Salomon Brothers Inc


                                              By: /s/ RICHARD ZOGHEB
                                                  Richard Zogheb
                                                  Vice President

                                                  Seven World Trade Center
                                                  New York, New York 10048
                                                  Attention: Richard Zogheb

Accepted:

JONES INTERCABLE, INC.

By:  /s/  ELIZABETH M. STEELE
          Elizabeth M. Steele
          Vice President/General Counsel
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                                  SCHEDULE I


                                                       Principal Amount
                                                       of Securities to
Underwriters                                             Be Purchased
- ------------                                           ----------------
Salomon Brothers Inc  . . . . . . . . . . . . . . .      $100,000,000
Morgan Stanley & Co. Incorporated . . . . . . . . .        50,000,000
PaineWebber Incorporated  . . . . . . . . . . . . .        50,000,000
                                                         ------------
    Total . . . . . . . . . . . . . . . . . . . . .      $200,000,000
